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                                                                   Exhibit 4.8



                          FIRST SUPPLEMENTAL INDENTURE
                            Dated as of July 20, 1998

                                      among

                             BEAZER HOMES USA, INC.,
                                   as Issuer,

             BEAZER HOMES CORP. (formerly PHILLIPS BUILDERS, INC.),
                          BEAZER/SQUIRES REALTY, INC.,
                        BEAZER HOMES SALES ARIZONA INC.,
            BEAZER REALTY CORP. (formerly BEAZER-COHN REALTY CORP.),
                           PANITZ HOMES REALTY, INC.,
                          BEAZER MORTGAGE CORPORATION,
                          BEAZER HOMES HOLDINGS CORP.,
                     BEAZER HOMES TEXAS HOLDINGS, INC., and
                            BEAZER HOMES TEXAS, L.P.
                               as Guarantors, and

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                   (formerly FIRST TRUST NATIONAL ASSOCIATION)

                                   as Trustee

                                       to

                                    INDENTURE
                           Dated as of March 25, 1998

                                   Relating to
                   $100,000,000 Aggregate Principal Amount of
                           8 7/8% Senior Notes due 2008







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                          FIRST SUPPLEMENTAL INDENTURE


                      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 20, 1998 (this "Supplement"), by and among (i) Beazer Homes USA, Inc., a Delaware corporation (the "Company"), (ii) Beazer Mortgage Corporation, a Delaware corporation, Beazer Homes Corp. (f/k/a Phillips Builders, Inc.), a Tennessee corporation, Beazer Homes Sales Arizona Inc., a Delaware corporation, Beazer Realty Corp., a Georgia corporation, Beazer/Squires Realty, Inc., a North Carolina corporation, Panitz Homes Realty, Inc., a Florida corporation, Beazer Homes Holdings Corp., a Delaware corporation, Beazer Homes Texas Holdings, Inc., a Delaware corporation, and Beazer Homes Texas, L.P., a Delaware limited partnership (collectively, the "Guarantors") and (iii) U.S. Bank Trust National Association (formerly known as First Trust National Association), as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings respectively ascribed thereto in the Indenture, dated as of March 25, 1998, among the Company, as issuer, the guarantors of the Company's obligations thereunder, and the Trustee (the "Indenture"), pursuant to which $100,000,000 aggregate principal amount of the Company's 8 7/8% Senior Notes due 2008 were issued and with respect to which this Supplement relates.

                            RECITALS OF THE PARTIES:

                      WHEREAS, the parties hereto desire to amend the Indenture to reduce the required combined capital and surplus that must be maintained by the Trustee under the Indenture.

                      NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

                      1. The parties hereto agree that Section 7.10(a) of the Indenture shall be amended so that "$150 million" shall be deleted from the eighth line of Section 7.10(a) and replaced with "$100 million".

                      2. Nothing contained herein shall be deemed or construed to relieve any party to the Indenture of its obligations thereunder as in effect immediately prior to the effectiveness of this Supplement or to impair any of such obligations in any way and, except to the extent the Indenture is amended hereby, the Indenture shall remain in full force and effect and each of the parties hereto hereby confirms all the terms and provisions of the Indenture as amended hereby.

                      3. This Supplement shall be governed by and construed in accordance with the laws that govern the Indenture and its construction.

                      4. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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                      IN WITNESS WHEREOF, each the parties hereto has caused
this Supplement to be duly executed by its representative, thereunto duly authorized, as of the day and year first written above.


The Company:                     Beazer Homes USA, Inc.

                                 By:
                                        ----------------------------------
                                 Name:
                                        ----------------------------------
                                 Title:
                                        ----------------------------------


The Guarantors:                  Beazer Mortgage Corporation
                                 Beazer Homes Corp.
                                 Beazer Homes Sales Arizona Inc.
                                 Beazer Realty Corp.
                                 Beazer/Squires Realty, Inc.
                                 Panitz Homes Realty, Inc.
                                 Beazer Homes Holdings Corp.
                                 Beazer Homes Texas Holdings, Inc.

                                 By:
                                        ----------------------------------
                                 Name:
                                        ----------------------------------
                                 Title:
                                        ----------------------------------

                                 Beazer Homes Texas, L.P.

                                 By:        Beazer Homes Texas Holdings, Inc.
                                            its general partner

                                 By:
                                        ----------------------------------
                                 Name:
                                        ----------------------------------
                                 Title:
                                        ----------------------------------

The Trustee:                     U.S. Bank Trust National Association (formerly
                                 known as First Trust National Association), as trustee

                                 By:
                                        ----------------------------------
                                 Name:
                                        ----------------------------------
                                 Title:
                                        ----------------------------------